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                            NETTING AGREEMENT

          This NETTING AGREEMENT ("Agreement") is entered into effective as of_______________________, 199__, by and between KREG-OC, INC., a Delaware corporation, or any successor entity who is the employer of Employee (as hereinafter defined) ("KREG"), KREG-OC, L.P., a California limited partnership (the "Partnership") and ___________________, an individual ("Employee").

                            R E C I T A L S :

           A.  Employee is an employee of KREG.

           B. Employee has acquired a limited partnership interest in the Partnership. The Partnership was formed pursuant to, and is governed by, that certain Agreement of Limited Partnership of KREG-OC, L.P., as amended from time to time (the "Partnership Agreement").


           C. The Partnership was formed for the purpose of acquiring, developing, owning, managing, operating, holding for investment, selling and otherwise realizing the economic benefits of, real property and/or interests in general partnerships, limited partnerships, corporations and/or any other entities holding interests in real property (collectively, the "Project Interests" and individually, a "Project Interest"). Employee as a limited partner in the Partnership has, and may hereafter acquire, percentage interest(s) in the profits, losses and cash distributions of the Partnership related to one (1) or more of the Project Interests (collectively, the "Project Percentages" and individually, a "Project Percentage"). Employee has agreed that the availability of cash for distribution to Employee in connection with Employee's Project Percentage in each Project Interest shall depend on the "netting out" of the aggregate Partnership operations of all of the Project Interests with respect to which Employee holds a Project Percentage. That is, in the event there is cash to be distributed to Employee by the Partnership on account of Employee's Project Percentage in a Project Interest, whether return of or on capital or repayment of debt (collectively, the "Distributions"), the Distributions shall first be applied against
(i) Employee's share, as agreed upon by KREG and Employee, of any net operating loss sustained by KREG during any calendar year and (ii) any written obligation of Employee to fund any cash needs of another Project Interest with respect to which Employee holds a Project Percentage as determined by the general partner or other person or entity with management control of the Partnership in its sole discretion, including, without limitation, any written obligation to contribute capital to cover operating deficits or cost overruns with respect to a Project Interest, any written obligation to contribute capital to enable the Partnership to repay any advances previously made by the general partner of the Partnership or any affiliate thereof with respect to a Project Interest on final dissolution and liquidation and/or termination of such Project Interest, or any Pre-Development Acquisition Loss (as hereinafter defined) suffered by the Partnership in connection with a Project Interest (the obligations set forth in clauses (i) and (ii) above shall hereinafter be referred to as "Cash Calls").


           D. Employee has further agreed to include Bonus Compensation (as hereinafter defined) otherwise payable to Employee as a source of funding to cover Employee's obligation for Cash Call(s).

           E. Employee has selected KREG as the party to perform accounting functions and to assist in cash flow management relating to the application of the Distributions and Bonus Compensation, as applicable, to meeting Cash Calls and to act as an escrow agent through whom Distributions and Bonus Compensation, as applicable, and Cash Calls with respect to Employee are netted.

            NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                              A G R E E M E N T :

            1. APPLICATION OF DISTRIBUTIONS AND BONUS COMPENSATION TO OUTSTANDING CASH CALLS. Employee agrees that if there is an outstanding Cash Call(s) made on Employee which has not been satisfied as of the date of a proposed Distribution to Employee and/or a proposed payment of Bonus Compensation to Employee, such Distribution and/or Bonus Compensation which would otherwise be made to Employee (or any trust, corporation or other entity such Employee has formed to hold Employee's partnership interest in the Partnership) and/or payable to Employee, as the case may be, shall instead be delivered to KREG as escrow agent to be applied as follows:

                     (a) First, against the outstanding Cash Call(s) made on Employee. In the event the Distribution and/or Bonus Compensation delivered to KREG is less than the outstanding Cash Call(s) due from Employee, the Distribution and/or Bonus Compensation, as the case may be, shall be allocated among the outstanding Cash Call(s) for the various Project Interests on a first in, first out basis; and

                     (b) Thereafter, the balance of the Distribution and/or proposed payment of Bonus Compensation, if any, shall be distributed and/or paid to Employee.

            If there is no outstanding Cash Call made on Employee as of the date of a proposed Distribution and/or proposed payment of Bonus Compensation, such Distribution and/or Bonus Compensation shall not be delivered to KREG but rather shall be distributed to Employee pursuant to the Partnership Agreement and/or paid to Employee, as the case may be.

            2. PRE-DEVELOPMENT/ACQUISITION LOSS DEFINED. The term "Pre-Development/Acquisition Loss" shall mean expenses aggregating in excess of Twenty-Five Thousand Dollars ($25,000) incurred by KREG and/or the Partnership in the pre-development and/or pre-acquisition of a real estate project including, without limitation, architectural and engineering fees, legal fees, accounting fees, permit fees, soil tests, environmental consulting fees and the like, which real estate project the Partnership determines, in its sole and absolute discretion, for any reason whatsoever, to not acquire.

            3.  NET OPERATING LOSS SHARE.  Employee's share of any net operating

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loss sustained by KREG during any calendar year shall be agreed to in writing by KREG and Employee at the commencement of such calendar year and shall not be increased or decreased during such calendar year without the written agreement of KREG and Employee. If Employee's employment with KREG is terminated for any reason during a calendar year, Employee shall be responsible for Employee's share of the net operating loss of KREG for all of such calendar year notwithstanding such termination.

           4. BONUS COMPENSATION DEFINED. The term "Bonus Compensation" shall mean discretionary compensation payable by KREG, in its sole and absolute discretion, to Employee in excess of Employee's base semi-monthly salary and/or wage.

            5. AGENCY APPOINTMENT IRREVOCABLE. Employee agrees that the appointment of KREG as escrow agent is one coupled with an interest and is irrevocable and such appointment shall survive the death, legal incapacity or bankruptcy of Employee. Such appointment shall not be revoked, nor shall the instructions provided for by Paragraph 1 hereof be revoked, except with the written consent of KREG.

            6. LIABILITY LIMITED TO FUTURE DISTRIBUTIONS. Notwithstanding the provisions of the Partnership Agreement to the contrary, Employee's personal liability for Cash Calls shall be limited to Bonus Compensation and Distributions, to which Employee becomes entitled subsequent to the date the obligation to make a Cash Call first arises and Employee shall in no way have any personal liability with respect to Cash Calls except to the extent of such Distributions and Bonus Compensation.

            7. BOOKS AND RECORDS. KREG shall maintain or cause to be maintained accurate books and records at the principal executive office of KREG showing the sources and uses of Employee's funds hereunder as well as the outstanding Cash Calls made on Employee and shall provide such information annually. Such books and records shall be open during reasonable business hours for the reasonable inspection, examination and copying by Employee or Employee's representatives at Employee's sole cost and expense.

            8. NOTICES. All notices or other communications required or permitted hereunder shall be in writing, and shall be delivered or sent, as the case may be, by any of the following methods: (i) personal delivery,
(ii) overnight commercial carrier, (iii) registered or certified mail, postage prepaid, return receipt requested, or (iv) telegraph, telex, telecopy or cable. Any such notice or other communication shall be deemed received and effective upon the earlier of (a) if personally delivered, the date of delivery to the address of the person to receive such notice; (b) if delivered by overnight commercial carrier, one day following the receipt of such communication by such carrier from the sender as shown on the sender's delivery invoice from such carrier; (c) if mailed, two (2) business days after the date of posting by the United States post office; (d) if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; or (e) if given by telex or telecopy, when sent. Any notice or other communication sent by cable, telex or telecopy must be confirmed within forty-eight (48) hours by letter mailed or delivered in accordance with the foregoing. Any reference herein to the date of receipt, delivery, or giving, or effective date, as the case may be, of any notice or other communication shall refer to the date such communication becomes effective under the terms of this Paragraph 8. Any such notice or other communication so delivered shall be addressed to the party to be served at the address set forth below:

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            To KREG:                  KREG-OC, INC.
                                      4343 Von Karman Avenue
                                      Newport Beach, California 92660
                                      Attention:  President
                                      With a copy to:  Chief Financial Officer

            To Employee:  ____________________________________________________

______________________________________________________________________________

______________________________________________________________________________

                          Attention: _________________________________________

Notice of change of address shall be given by written notice in the manner detailed in this Paragraph 8. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of the notice or communication sent.

            9. ENTIRE AGREEMENT. This Agreement supersedes any prior agreements including, but not limited to, any prior netting agreements and amendments thereto entered into by the parties, negotiations and communications, oral or written, and contains the entire agreement between KREG and Employee as to the subject matter hereof. No subsequent agreement, representation or promise made by either party hereto, or by or to an employee, officer, agent or representative of either party shall be of any effect unless it is in writing and executed by the party to be bound thereby.

            10. LEGAL FEES. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants or agreements or any inaccuracies in any of the representations and warranties on the part of the other party arising out of this Agreement, then in that event, the prevailing party in such action or dispute, whether by final judgment or out of court settlement, shall be entitled to have and recover of and from the other party all costs and expenses of suit, including actual attorneys' fees.

            11. TIME OF ESSENCE. Time is of the essence of each and every term, condition, obligation and provision hereof.

            12. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument. The signature of any party hereto to any counterpart hereof shall be deemed a signature to, and may be appended to, any other counterpart hereof.

            13. CAPTIONS. Any captions to, or headings of, the paragraphs or subparagraphs of this Agreement are solely for the convenience of the parties hereto, are not a part of this Agreement, and shall not be used for the interpretation or determination of the validity of this Agreement or any provision hereof.

            14. NO OBLIGATIONS TO THIRD PARTIES. Except as otherwise expressly provided herein, the execution and delivery of this Agreement shall not be deemed to confer any rights upon, nor obligate any of the parties thereto, to any person or entity other than the parties hereto.

            15. AMENDMENT TO THIS AGREEMENT. The terms of this Agreement may not be modified or amended except by an instrument in writing executed by each of the

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parties hereto.

            16. WAIVER. The waiver or failure to enforce any provision of this Agreement shall not operate as a waiver of any future breach of any such provision or any other provision hereof.

            17. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

            18. SEVERABILITY. If any part of this Agreement for any reason is declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if the Agreement had been executed with the invalid portion thereof eliminated.

            19. AFFILIATED PARTNERSHIPS AND AFFILIATED CORPORATIONS. KREG Operating Co., a Delaware corporation, the majority shareholder of KREG and the general partner of the Partnership, is also the general partner of other partnerships (the "Affiliated Partnerships") holding real property or interests therein in other geographic locales and the majority shareholder of other corporations (the "Affiliated Corporations") doing business in such geographic locales. In the event Employee acquires a partnership interest in an Affiliated Partnership(s) and/or is entitled to Bonus Compensation from an Affiliated Corporation(s), the provisions of this Netting Agreement shall apply to such Affiliated Partnership(s) and/or such Affiliated Corporation(s). That is, any Distribution from an Affiliated Partnership to which Employee would otherwise be entitled shall be delivered to KREG as escrow agent pursuant to the provisions of Paragraph 1 to be applied first against outstanding Cash Call(s) made on Employee with respect to such Affiliated Partnership, other Affiliated Partnership(s) and/or the Partnership on a first in, first out basis, and thereafter, the balance of the Distribution, if any, shall be distributed to Employee. Similarly, any Bonus Compensation from an Affiliated Corporation to which Employee would otherwise be entitled shall be delivered to KREG as escrow agent pursuant to the provisions of Paragraph 1 to be applied first against outstanding Cash Call(s) made on Employee with respect to an Affiliated Partnership and/or the Partnership on a first in, first out basis, and thereafter, the balance of the Bonus Compensation, if any, shall be paid to Employee.

            20. FEE AND OTHER EXPENSES. Except as otherwise provided herein, each of the parties shall pay its own fees and expenses in connection with this Agreement.

            IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.
    KREG:                                  KREG-OC, INC., a Delaware corporation

                                           By: /s/ Raymond E. Wirta
                                              --------------------------------
                                               Raymond E. Wirta,
                                               Chief Executive Officer

    Partnership:                           KREG-OC, L.P., a California limited
                                           partnership
                                                         By:     KREG Operating
                                                                 Co., a

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                                                                 Delaware
                                                                 corporation,
                                                                 General Partner

                                           By: /s/ Raymond E. Wirta
                                              ----------------------------------
                                              Raymond E. Wirta,
                                              Chief Executive Officer



Employee:                                  By: /s/ Richard M. Ortwein
                                              ----------------------------------




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